Exhibit 10.48

[Letterhead of The Coca-Cola Company]
COCA-COLA PLAZA
ATLANTA, GEORGIA

ALEXANDER B. CUMMINGS	ADDRESS REPLY TO:
EXECUTIVE VICE PRESIDENT AND	PO BOX 1734
CHIEF ADMINISTRATIVE OFFICER	ATLANTA, GA 30301

404 676-6926
FAX: 404 515-2411

October 14, 2015

Mr. Bernhard Goepelt
The Coca-Cola Company
Atlanta, Georgia

Dear Bernhard,

Under our standard program and policies related to expatriate employees, this letter informs you that you will be localizing to the United States effective January 1, 2016.

You will cease to be a participant in the International Service program at that time. In accordance with the terms of the localization policy, you will receive standard transition allowances under the program.

Localizing to the United States will not otherwise impact your compensation. Should you have any questions, please contact Allison O’Sullivan at 404-676-8318 or via email at aosullivan@coca-cola.com.

As always, I thank you for your dedication to the Company.

Sincerely,

/s/ Alex Cummings